CONTACT:	Daniel T. Hendrix
Chairman and Chief Executive Officer
Patrick C. Lynch
Senior Vice President and Chief Financial Officer
(770) 437-6800

Lisa Lilienthal for Interface, Inc.
(404) 661-3679, lisalilienthal@earthlink.net

FOR IMMEDIATE RELEASE

INTERFACE REPORTS THIRD QUARTER 2013 RESULTS

-- Earnings Per Share of $0.23 --
-- Gross Margin Improves to 36.1% --
-- Record Sales and Operating Income in Americas Business --

ATLANTA, Georgia, October 23, 2013 – Interface, Inc. (Nasdaq: TILE), a worldwide carpet tile company and global leader in sustainability, today announced results for the third quarter ended September 29, 2013.

“We gained further momentum in the third quarter, with our Americas and Asia-Pacific businesses posting impressive results and our European business making nice progress throughout the quarter,” said Daniel T. Hendrix, Chairman and Chief Executive Officer of the Company.  “Our Americas business was the star of the quarter, achieving its highest levels of sales and operating income in Company history notwithstanding a challenging market environment.  Sales also improved substantially in our Asia-Pacific region, with our operations in China turning the corner on profitability.  While the top line in Europe was essentially flat year over year, we saw the orders comparison turn positive in the month of September and the region showed a 9% sequential improvement in sales versus the second quarter.”

Third Quarter 2013 Financial Summary & Highlights

SALES:  Sales for the third quarter of 2013 were $254.5 million, compared with sales of $242.9 million in the third quarter of 2012, an increase of 4.8%.

•
Sales in the Americas business increased 6.2% year over year and hit an all-time record level.  Most of the growth occurred in the non-office segments of hospitality (up 55%), government (up 17%) and education (up 10%), and the corporate office market continued its gradual but steady recovery with a 4% sales increase.  The growth was partially offset by declines in the healthcare (down 15%) and retail (down 4%) segments.  FLOR consumer business sales were up 22% versus the third quarter last year, due primarily to the larger FLOR store footprint and increased web traffic, with same store sales up 25% year over year.

•
Sales in the Asia-Pacific region were up 10%, with solid growth across the region, particularly in Southeast Asia and China.  Australia sales grew 10% in local currency versus the fire-affected third quarter results last year, but the weakening of the Australian dollar caused a decline of 3% as reported in U.S. dollars.

•
Europe sales were essentially even year over year as reported in U.S. dollars (down 5.6% in local currency), but continued the trend of sequential improvement versus the prior quarter.  The U.K. accounted for most of the decline in local currency, with mixed results throughout the rest of the region.

OPERATING INCOME:  Operating income in the third quarter of 2013 was $27.8 million, or 10.9% of sales.  This compares with operating income in the 2012 third quarter of $24.8 million, or 10.2% of sales, excluding charges of $770,000 (or $0.01 per share after-tax) primarily related to the restructuring of the Company’s European operations, and $980,000 (or $0.01 per share after-tax) in expenses related to last year’s fire at the Australian manufacturing facility.  Including the restructuring and Australia fire expenses, operating income for the 2012 third quarter was $23.1 million, or 9.5% of sales.

INCOME FROM CONTINUING OPERATIONS:  The Company reported income from continuing operations of $15.0 million (or $0.23 per diluted share) in the third quarter of 2013, versus $12.3 million (or $0.19 per diluted share) in the third quarter last year, excluding the restructuring charge and Australia fire expenses.  Including the restructuring and fire expenses, income from continuing operations in the third quarter last year was $11.1 million (or $0.17 per diluted share).

NET INCOME (LOSS):  Net income during the third quarter of 2013 was $15.0 million, or $0.23 per diluted share.  In the third quarter last year, including the items discussed above, as well as a loss from discontinued operations of $16.8 million related to the sale of Bentley Prince Street, the Company reported a net loss of $5.8 million, or $0.09 per diluted share.

Patrick C. Lynch, Senior Vice President and Chief Financial Officer, commented, “Gross margin continued to improve in the third quarter, up to 36.1%, representing an increase of 200 basis points year over year and an increase of 70 basis points sequentially versus the second quarter.  SG&A expenses came in at 25.1% of sales, showing improvement over the previous quarter, but still up compared with the third quarter last year.  Including insurance proceeds of $13.6 million, we generated $28.1 million in cash during the quarter, and we’ll soon be deploying a portion of our cash balance for the previously announced redemption of $27.5 million aggregate principal amount of our 7 5/8% Senior Notes due 2018.  In addition, I’m pleased to announce that yesterday we closed a new $200 million multicurrency revolving credit facility that replaces and supplements a number of separate credit facilities we previously had in place around the world.”

Year to Date 2013 Financial Results

SALES:  For the first nine months of 2013, sales were $708.3 million, compared with $682.4 million for the same period a year ago, an increase of 3.8%.

OPERATING INCOME:  Operating income for the 2013 nine-month period was $63.6 million, or 9.0% of sales.  This compares with operating income for the 2012 nine-month period of $63.9 million, or 9.4% of sales, excluding a previously-announced $17.1 million restructuring and asset impairment charge and the above-mentioned Australia fire expenses in the 2012 third quarter.  Including all items, operating income for the 2012 nine-month period was $45.9 million, or 6.7% of sales.

INCOME FROM CONTINUING OPERATIONS:  The Company reported income from continuing operations of $32.9 million (or $0.50 per diluted share) in the first nine months of 2013 (which includes a previously-reported tax dispute resolution benefit of $1.9 million) versus $28.9 million (or $0.44 per diluted share) in the 2012 nine-month period, excluding restructuring charges and Australia fire expenses.  Including the restructuring and Australia fire expenses, the Company had income from continuing operations of $15.5 million (or $0.24 per diluted share) in the first nine months of last year.

NET INCOME (LOSS):  Including all items, the Company reported net income for the 2013 nine-month period of $32.9 million (or $0.50 per diluted share).  In the prior year period, including a loss from discontinued operations of $17.0 million, net loss was $1.5 million (or $0.02 per diluted share).

“We’re pleased with our accomplishments in the third quarter, but our outlook for the final three months of the year is somewhat moderated by a softening order book in the United States over the past two months,” concluded Mr. Hendrix.  “While we do not anticipate significant growth during the fourth quarter, we are encouraged that economic indicators – and even some in Europe – generally point to an improving 2014.  We believe opportunities exist next year to continue expanding gross margin, reducing SG&A expenses, and growing our FLOR consumer business.  We expect the commissioning of our new plant in Australia, which is scheduled to come on line in the first week of January, will help optimize our operations and enhance our competitive position across Asia-Pacific.  In addition, with the government shutdown seemingly resolved, we hope to see a quick return to the gradual recovery we’ve been experiencing in the Americas.”

Webcast and Conference Call Information

The Company will host a conference call tomorrow morning, October 24, 2013, at 9:00 a.m. Eastern Time, to discuss its third quarter 2013 results.  The conference call will be simultaneously broadcast live over the Internet.  Listeners may access the conference call live over the Internet at the following address:
http://edge.media-server.com/m/p/cj9k3fzo/lan/en or through the Company's website at:
http://www.interfaceglobal.com/Investor-Relations.aspx. The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

Interface, Inc. is the world’s largest manufacturer of modular carpet, which it markets under the Interface and FLOR brands. The Company is committed to the goal of sustainability and doing business in ways that minimize the impact on the environment while enhancing shareholder value.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements.  The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading “Risk Factors” included in Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2012, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings “The ongoing worldwide financial and credit crisis could have a material adverse effect on our business, financial condition and results of operations,” “Sales of our principal products have been and may continue to be affected by adverse economic cycles in the renovation and construction of commercial and institutional buildings,” “We compete with a large number of manufacturers in the highly competitive commercial floorcovering products market, and some of these competitors have greater financial resources than we do,” “Our success depends significantly upon the efforts, abilities and continued service of our senior management executives and our principal design consultant, and our loss of any of them could affect us adversely,” “Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations,” “Concerns regarding the European sovereign debt crisis and market perceptions about the instability of the euro, the potential re-introduction of individual currencies within the Eurozone, or the potential dissolution of the euro entirely, could adversely affect our business, results of operations or financial condition,” “Large increases in the cost of petroleum-based raw materials could adversely affect us if we are unable to pass these cost increases through to our customers,” “Unanticipated termination or interruption of any of our arrangements with our primary third party suppliers of synthetic fiber could have a material adverse effect on us,” “We have a significant amount of indebtedness, which could have important negative consequences to us,” “The market price of our common stock has been volatile and the value of your investment may decline,” “Our earnings in a future period could be adversely affected by non-cash adjustments to goodwill, if a future test of goodwill assets indicates a material impairment of those assets,” and “Our Rights Agreement could discourage tender offers or other transactions for our stock that could result in shareholders receiving a premium over the market price for our stock.”  Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.  The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW –

Consolidated Condensed Statements of Operations	Three Months Ended		Nine Months Ended
(In thousands, except per share data)	09/29/13	09/30/12	09/29/13	09/30/12

Net Sales	$254,448	$242,863	$708,300	$682,425
Cost of Sales	162,695	160,002	459,062	450,344
Gross Profit	91,753	82,861	249,238	232,081
Selling, General & Administrative Expenses	63,918	58,014	185,606	168,134
Restructuring and Asset Impairment Charge	--	770	--	17,086
Expenses related to Australia fire	--	980	--	980
Operating Income	27,835	23,097	63,632	45,881
Interest Expense	6,303	6,330	18,368	19,132
Other Expense (Income), Net	114	136	519	824
Income Before Taxes	21,418	16,631	44,745	25,925
Income Tax Expense	6,461	5,564	11,826	10,418
Income from Continuing Operations	14,957	11,067	32,919	15,507
Income (Loss) from Discontinued Operations, Net of Tax	--	(16,840)	--	(16,956)
Net Income (Loss)	$14,957	$(5,773)	$32,919	$(1,449)

Earnings (Loss) Per Share – Basic
Continuing Operations	$0.23	$0.17	$0.50	$0.24
Discontinued Operations	$--	$(0.26)	$--	$(0.26)
Earnings (Loss) Per Share – Basic	$0.23	$(0.09)	$0.50	$(0.02)

Earnings (Loss) Per Share – Diluted
Continuing Operations	$0.23	$0.17	$0.50	$0.24
Discontinued Operations	$--	$(0.26)	$--	$(0.26)
Earnings (Loss) Per Share – Diluted	$0.23	$(0.09)	$0.50	$(0.02)

Common Shares Outstanding – Basic	66,183	65,957	66,160	65,703
Common Shares Outstanding – Diluted	66,317	66,192	66,269	65,802

Orders from Continuing Operations	257,000	256,000	739,700	734,200

Consolidated Condensed Balance Sheets
(In thousands)	09/29/13	12/30/12
Assets
Cash	$89,382	$90,533
Accounts Receivable	141,101	137,313
Inventory	162,845	141,176
Other Current Assets	39,397	61,629
Total Current Assets	432,725	430,651
Property, Plant & Equipment	194,488	165,725
Other Assets	191,176	192,991
Total Assets	$818,389	$789,367

Liabilities
Accounts Payable	$54,196	$56,292
Accrued Liabilities	105,176	97,424
Current Portion of Long-Term Debt	8,140	8,110
Total Current Liabilities	167,512	161,826
Senior Notes	275,000	275,000
Other Long-Term Liabilities	52,708	56,839
Total Liabilities	495,220	493,665
Shareholders’ Equity	323,169	295,702
Total Liabilities and Shareholders’ Equity	$818,389	$789,367

Consolidated Condensed Statements of Cash Flows	Three Months Ended				Nine Months Ended
(In millions)	09/29/13		09/30/12		09/29/13		09/30/12

Net Income (Loss)		$14.9		$(5.7)		$32.9		$(1.4)
Income (Loss) from Discontinued Operations		--		(16.8)		--		(16.9)
Income from Continuing Operations		14.9		11.1		32.9		15.5
Depreciation and Amortization		8.0		7.7		23.7		22.4
Deferred Income Taxes and Other Non-Cash Items		1.7		(7.6)		5.0		(10.0)
Cash Received from Insurance Company		10.6		--		10.6		--
Change in Working Capital
Accounts Receivable	(6.8)		14.9		(4.2)		29.6
Inventories	(3.1)		2.9		(22.8)		(6.7)
Prepaids and Other Current Assets	0.1		(5.0)		(14.5)		(7.5)
Accounts Payable and Accrued Expenses	10.8		(3.3)		(3.5)		0.7
Cash Provided from Operating Activities		36.2		20.7		27.2		44.0
Cash Provided by (Used in) Investing Activities		(7.4)		34.7		(23.0)		11.8
Cash Used in Financing Activities		(2.0)		(1.5)		(4.1)		(15.5)
Effect of Exchange Rate Changes on Cash		1.3		1.0		(1.2)		0.7
Net Increase (decrease) in Cash		$28.1		$54.9		$(1.1)		$41.0

Reconciliation of Non-GAAP Performance Measures to
GAAP Performance Measures
(In millions, except per share amounts)

Nine Months Ended 09/29/13
Income from Continuing Operations Excluding Tax Dispute Resolution	$31.0
Tax Dispute Resolution	1.9
Income from Continuing Operations, As Reported	$32.9

	Three Months Ended	Nine Months Ended
	09/30/12	09/30/12
Operating Income, Excluding Restructuring and Asset Impairment Charges and Expenses Related to Australia Fire	$24.8	$63.9
Restructuring and Asset Impairment Charges	(0.8)	(17.1)
Expenses Related to Australia Fire	(1.0)	(1.0)
Operating Income, As Reported	$23.1	$45.9

	Three Months Ended	Nine Months Ended
	09/30/12	09/30/12
Income from Continuing Operations, Excluding Restructuring and Asset Impairment Charges and Expenses Related to Australia Fire	$12.3	$28.9
Restructuring and Asset Impairment Charges (net of tax of $0.2 million and $4.3 million, respectively)	(0.5)	(12.7)
Expenses Related to Australia Fire (net of tax of $0.3 million in both periods)	(0.7)	(0.7)
Income from Continuing Operations, As Reported	$11.1	$15.5

	Three Months Ended	Nine Months Ended
	09/30/12	09/30/12
Earnings Per Share from Continuing Operations, Excluding Restructuring and Asset Impairment Charges and Expenses Related to Australia Fire	$0.19	$0.44
Restructuring and Asset Impairment Charges Per Share, After Tax	(0.01)	(0.19)
Expenses Related to Australia Fire, After Tax	(0.01)	(0.01)
Earnings Per Share from Continuing Operations, As Reported	$0.17	$0.24

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful bases for comparing the Company’s current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period.  However, these non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States.  Tax effects identified above (when applicable) are calculated using the statutory tax rate for the jurisdictions in which the charge or income occurred.

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